Exhibit 32

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-Q of Marine Drive Mobile Corp. (the “Company”) for the period ended June 30, 2012, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 20, 2012

/s/ COLIN MACDONALD
Colin MacDonald
Chief Executive Officer and President
(Principal Executive Officer)

/s/ MONIKA SAGAR
Monika Sagar
Chief Financial Officer, Chief Accounting Officer, Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)